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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Post-Effective Amendment No.2 to Registration Statement No. 333-150982 on Form S-8, and Registration Statement No. 333-203237 on Form S-3 of our reports dated March 1, 2018, relating to the financial statements and financial statement schedule of Southern Copper Corporation, and the effectiveness of Southern Copper Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Southern Copper Corporation for the year ended December 31, 2017.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu Limited

/s/ MIGUEL ANGEL ANDRADE LEVEN C.P.C. Miguel Angel Andrade Leven Mexico City, Mexico March 1, 2018

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  Exhibit 23.1